                                                                      Exhibit 21

                           SUBSIDIARIES OF REGISTRANT


                                                                  State or Other
             Subsidiary                                      Jurisdiction of Incorporation
             ----------                                      -----------------------------

Sequana Therapeutics, Inc.                                          California
(dba Axys Pharmaceuticals, Inc.)

Arris Pharmaceuticals Canada, Inc.                                  Quebec

Genos BioSciences, Inc.                                             Delaware

Xyris Corporation                                                   California

PPGx, Inc.                                                          Delaware
